                                                              EXHIBIT 10.26

                            LEASE PURCHASE AGREEMENT


     THIS AGREEMENT, made this 21st day of April, 1995, by and between Fleming Companies, Inc., ("Seller"), and Aaron's Automotive Products, Inc. ("Buyer").

     WHEREAS, Seller is the Tenant pursuant to a lease agreement dated
August 26, 1968, as amended, ("Lease") regarding certain improved real property located in Joplin, Missouri, and desires to sell its entire interest in Lease, and

     WHEREAS, Buyer is seeking to lease manufacturing and warehousing space and is willing to purchase Seller's entire interest in Lease, subject to the terms and provisions hereof.

     NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration to each of the parties hereto paid by the other, the receipt and legal sufficiency whereof is hereby acknowledged, it is hereby mutually covenanted and agreed as follows:

SECTION 1.     DESCRIPTION OF LEASE TO BE PURCHASED.

     Subject to the terms of this Agreement, Seller shall sell and Buyer shall purchase the following:

     (A) A lease dated August 26, 1968 by and between Seller as Tenant and ARBA Realty Company, Inc., as Landlord ("Landlord") ("Original Lease") as amended by First Amendment to Lease dated September 20, 1974 ("First Amendment"), and as amended by Second Amendment to Lease dated November 10, 1974 ("Second Amendment") (collectively referred to as "Lease"), regarding the real property described in Exhibit "A" and Exhibit "A-1,", ("Land") and all improvements thereon described in Exhibit "B" ("Improvements"), and all rights to Lease provided therein, including but not limited to options to extend term, as provided for in Article II, Sections 2.02 and 2.03.

     The Lease shall be sold and conveyed by duly executed Assignment (copy attached as Exhibit F) (and a bill of sale transferring, with warranty of title, all of Seller's interest, if any, in any personal property, fixtures and equipment on the Premises) subject to:

               (i) Zoning regulations, ordinances and laws of the city, state and county in which the Premises lie and of any other governmental body which may have jurisdiction over the Premises;

               (ii) County and city real estate taxes which are not yet due and payable;

              (iii) Terms of Lease; and

               (iv) Reservation of last day of Lease, or as applicable option periods.

     Land, Improvements, Fixtures and Equipment (sometimes collectively referred to as "Premises").

     (B) All and singular the estate, rights, privileges, easements and appurtenances belonging to or in any way pertaining to the Lease Premises.

     (C) All heating, air conditioning, plumbing, electrical, phone, water, gas, air and other mechanical systems, fixtures, and equipment currently installed on the Premises ("Fixtures and Equipment.")

SECTION 2.     EARNEST MONEY AND PURCHASE PRICE.

     (A) Buyer shall, within ten (10) days after acceptance of this Contract by Seller, deposit with a title insurance agency selected by Buyer, the sum of TEN THOUSAND DOLLARS ($10,000.00) (the "Deposit"), into an interest bearing, escrow account, with all interest to accrue to the benefit of Buyer. If there has been full performance of this Agreement on part of Seller, and Buyer fails to comply herewith, this escrow deposit shall be forfeited to Seller as liquidated damages.

     (B) The purchase price (the "Purchase Price") for the Premises shall be ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), payable as set forth in paragraph (C) of this Section.

     (C) On the Closing Date, Buyer shall pay to Seller, SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00), less Deposit and normal prorations and costs, and the balance of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) to be paid, without interest as follows:

               (i)  Two Hundred and Fifty Thousand Dollars ($250, 000. 00) one
     (1) year from date of Closing;

               (ii) Two Hundred and Fifty Thousand Dollars ($250,000.00) two (2) years from date of Closing; and

              (iii) Two Hundred and Fifty Thousand Dollars ($250,000.00) three (3) years from date of Closing.

     Buyer's obligation to be evidenced by Promissory Note (copy attached as Exhibit G), secured by Lease, so that if Buyer defaults in any of the required payments, Seller shall take Lease back and assume the obligations thereunder in satisfaction of Buyer's obligations.

SECTION 3.     COMMITMENT, POLICY OF TITLE INSURANCE AND SURVEY.

     (A) Buyer shall, within twenty (20) days from the date of satisfaction of all conditions precedent in Section 4, except (i) and (ii), make application to a title agency selected by Buyer ("Title Company") for a commitment pursuant to which the Title Company shall issue to Buyer a Leaseheld Policy of Title Insurance, subject to the conditions of such commitment, in the amount of the Purchase Price ("Title Policy"), insuring that at the time of recordation of the Assignment there is vested in Buyer, title good and marketable in fact, to the Lease, free and clear of all liens, charges, claims, actions, encumbrances or title exceptions of any kind, except the "Permitted Exceptions" (defined below).

     (B) Buyer shall cause at its option a survey to be prepared by a registered land surveyor, prepared in a format consistent with Exhibit "C" attached hereto and incorporated herein by reference. Buyer agrees that all objections to the title and survey affecting the Lease shall be submitted to Seller in writing no later than twenty
(20) days after Buyer receives such commitment and the survey, and that in the event that such objections are not submitted as herein specified, then title to the Lease shall be deemed good and marketable in fact, and Buyer shall be deemed to have waived objections affecting the title to the Lease as disclosed by said commitment and survey, except for items normally removed as of closing, required to be removed by the Title Company title standards herein and/or required to be removed by the Title Company. Any encumbrance or defect which is within the scope of any of the Title Standards of the Missouri Bar shall not constitute a valid objection on the part of Buyer, provided the Seller furnishes the affidavits or title papers, if any, described in the applicable standard, and acceptable to Title Company. Those matters disclosed by the title commitment and/or the survey, and not timely objected to by Buyer or as provided above, and the terms of Lease are herein referred to as the "Permitted Exceptions". Seller shall be obligated to reasonably attempt to remedy any defect in title, and shall use all reasonable efforts to do so, and if Seller is unable to remedy any defect as to which Buyer has timely objected, this Contract shall terminate and the Deposit shall be returned to Buyer, unless Buyer agrees in writing to waive said defect. Seller agrees to deliver to the Title Company affidavits permitting the Title Company to delete from the Title Insurance Policy to be delivered to Buyer, the exceptions for rights of parties in possession not shown by the public records, the exception for any lien or right to a lien for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records, and for survey and encroachments.

SECTION 4.     CONDITIONS PRECEDENT.

     (A) Buyer's obligations to perform the agreement is subject to the following conditions precedent being satisfied:

               (i)  Approval of survey as provided herein;

               (ii) Approval of title commitment as provided herein;

              (iii) Approval of soil tests, environmental audit, and engineering, architectural and construction studies as Buyer deems advisable, to be completed within thirty (30) days from date of acceptance by Seller. The condition shall be deemed not to be satisfied unless Buyer gives written notices as provided herein, by said date informing Seller of satisfaction.

               (iv) Written agreement of the Buyer and Seller to be entered into within ten (10) days from date of acceptance by Seller, upon terms and conditions agreeable and accepted by both parties, specifically outlining the items of property which may be removed from the premises upon or prior to closing, and the condition in which the premises shall be left after said removal. Said written agreement shall be attached hereto and incorporated herein by reference as Exhibit D. If not agreed to within the specified period, then this condition shall not be deemed waived.

               (v) Issuance of Approval and Consent Letter of Landlord as to transfer and uses of Buyer, Estoppel Certificate of Landlord, and Landlord's approval of Buyer's proposed modifications and improvements including construction of a tank farm, in form satisfactory to Buyer, within Thirty (30) days from date.

               (vi) Issuance of all applicable governmental authority letters confirming the status of zoning to permit Buyer's intended operations which include manufacturing and warehousing.

              (vii) Seller shall deliver within ten (10) days from date, all building, surveys, environmental audits, and inspection reports, in its possession for review and approval of Buyer within twenty (20) days after receipt; and

             (viii) Seller shall deliver to Buyer, within ten (10) days from date, a complete list of all expenditures, including required payments pursuant to Lease, to Landlord or on behalf of Landlord, evidencing costs of Lease and maintenance of Premises.

     (B) Non-satisfaction and/or nonwaiver of any of these conditions precedent shall terminate this Contract, and Buyer's deposit and all interest therein shall be refunded in full. Buyer and Seller agree to cooperate with and work towards satisfaction of all of these conditions.

SECTION 5.     CLOSING DATE AND PROCEDURES.

     This transaction shall be closed as of May 15, 1995, and upon full satisfaction of all requirements herein, unless waived in writing or as provided here. Closing shall be at the offices of Title Company, and shall be an escrowed closing, meaning that all documents and funds shall be deposited in escrow with Title Company, and when Title Company has redetermined the status of title, made all prorations and allocations, recorded all required instruments, confirmed to Buyer its ability to issue the title policies, and shall then release all funds to the appropriate parties. Possession of premises shall be delivered to Buyer in the condition required and free and clear of all tenancies. All improvements shall be broom clean, and Seller's property to be retained shall be removed. The parties shall work together as to transfer of all utility services without interruption. Provided that Buyer may commence occupancy and construction of its improvements, prior to Closing Date, if it provides Seller with written confirmation that Conditions Precedent of Section 4 above are satisfied, together with proof of liability insurance with minimum coverage of $5,000,000.00.

SECTION 6.     TAXES.

     Upon the Closing Date the parties shall prorate general real estate taxes and installments of special assessments for which Seller is responsible pursuant to Lease (the "Taxes") levied against the Premises as of the Closing Date, and if at such time the tax rate of the current fiscal tax year shall not have been finally determined, proration shall be made upon the basis of the tax rate for the preceding fiscal tax year applied to the current assessed valuation, and the parties agree to reprorate when actual taxes are known.

SECTION 7.  CLOSING COSTS AND PRORATIONS.

     Seller shall pay:

     (A) The fee for the issuance of the title commitment, and one-half (1/2) of the fee of the Title Company for acting as escrow agent and closing the transaction.

     Buyer shall pay:

     (B)  The cost of recording the assignment and issuance of a Title Policy.

     (C) One-half (1/2) of the fee of Title Company for acting as escrow agent and closing the transaction.

     (D)  The costs of the survey.

     The parties shall pro-rate as of Closing Date all payments required under Lease.

SECTION 8.     TITLE SURVEY AND/OR CONDITION, DEFECTS.

     If the parties shall be unable to close this transaction on the Closing Date, or such later date as may be mutually agreed upon in writing by the parties hereto, by reason of the inability of Seller to deliver title or condition of the premises, including survey, in accordance with the terms of this Agreement after all reasonable efforts by Seller, and Buyer shall be unwilling to accept such title or conditions as Seller shall be able to convey, Buyer's sole remedy shall be to rescind this Contract by giving notice thereof to Seller, and Title Company shall thereupon refund to Buyer the full Deposit and all interest therein, and any other moneys deposited in escrow with it by Buyer and the parties hereto shall thereupon be relieved of any and all further liability under this Contract except for any obligations which accrued prior to such rescission, provided that Seller shall reimburse Buyer for Buyer's costs expended for survey and inspections, and Seller shall pay all title commitment and Title Company costs. However, Seller, at Seller's election, shall have the privilege to remedy any objections to title or conditions by Buyer, and for such purposes shall be entitled to one or more adjournments of the Closing Date for a reasonable time (not to exceed thirty (30) days in the Aggregate), Buyer's obligations to remain in full force and effect in the meantime. Buyer may, nevertheless, accept such title and/or conditions as Seller may be able to convey without reduction of the Purchase Price or any credit or allowance against the same.

SECTION 9.     Brokerage.

     Each party represents and warrants to the other that it has had no dealings with any broker or agent in connection with this Agreement, except Seller's agreements with John D. Harrison, Jr. of Cushman & Wakefield of Arizona, Inc., and Alan Buttram of Coldwell Banker of Joplin, Missouri, which Seller shall be solely responsible for. Each party agrees to indemnify and save the other harmless from all claims, liability and expense (including reasonable attorneys' fees) as a consequence of a breach of this representation.

SECTION 10.    CONDITION OF PREMISES AND LEASE.

     (A) Buyer shall have the right to enter the Premises and perform soil tests, environmental audits, engineering, architectural and construction studies thereon, provided Buyer does not interfere with the business conducted by the Seller and Buyer promptly restores the Premises to its condition existing before such tests.

     (B) Seller warrants and represents that Premises and current uses thereon satisfy all applicable zoning, and building requirements, and that there are no undisclosed defects or conditions known to Seller which would be material to Buyer.

     (C) Seller warrants and represents that all plumbing, heating, air conditioning, electrical, water, air and other mechanical systems shall be in good operating condition as of closing.

     (D) Seller warrants and represents that it has disclosed to Buyer all terms, conditions, costs, and expenditures of Lease, that Lease is in good standing and in full force and effect, that all required payments and expenditures of Lease have been made and are current that it will hold Buyer harmless for all breaches on its part after Closing Date, that there are no oral or other Agreements regarding Lease other than those set forth in the Original Lease, First Amendment and Second Amendment, that it has duly exercised the first Option for Initial Term, and that Lease is fully assignable, including options for Extended Terms. Attached hereto as Exhibit E (or to be provided within ten (10) days from date), is a certified rental expense statement, showing all payments which Seller is required or had made in the last twenty-four (24) months pursuant to Lease.

SECTION 11.    FOREIGN REAL PROPERTY TAX ACT CLAUSE.

     Seller shall provide to Buyer and Title Company such documents and instruments as may, in the judgment of Title Company, be necessary to transfer ownership of the Lease. By way of example and not limitation, Seller shall provide to Buyer and Title Company a certificate and affidavit form acceptable to Buyer and Title Company stating that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and including such additional certifications and information as may be required in order to comply with Section 1445 of such Code and Regulations promulgated thereunder.

SECTION 12. HAZARDOUS WASTES, ASBESTOS, AND OTHER TOXIC CHEMICALS, WASTE PRODUCTS OR HAZARDOUS OR DANGEROUS CONDITIONS.

     (A) Seller represents and warrants that to the best of its knowledge and belief the Premises contain no asbestos insulation or other material use of that product; and that the Premises have never been used for the treatment, handling, storage, or disposal of any hazardous waste or substance or other toxic chemicals or hazardous conditions; and no such hazardous or dangerous conditions, wastes, chemicals or products now exist on the Premises.

     (B) Seller represents to Buyer that any and all underground storage tanks which have ever been on Premises, have been previously removed or will be removed prior to Closing Date, all in compliance with applicable laws, that there are no continuing remedial responsibilities, that Premises are in current compliance with all applicable governmental statutes, regulations, codes, orders and standards, and that it shall hold Buyer harmless therefrom. If not removed as of Closing Date and Closure letter received, Buyer may extend Closing Date until reasonably completed, or at its election, negotiate an Indemnification Agreement from Seller.

     (C) Seller further represents and warrants that in the event any of the above are ever discovered to exist on the Premises which predate closing, that they shall indemnify and hold Buyer and its successors, assigns, and lessees harmless and shall correct and cure same as soon as reasonably possible after written notice, and pursuant to all governmental agency requirements.

SECTION 13.    BUYER'S COVENANTS.

     Buyer covenants and agrees that:

               (i) It shall, subject to approval of Landlord, enter into an agreement with Seller, as of Closing Date, permitting Buyer to cure any alleged defaults of Buyer under Lease, from and after Closing Date, after allowing Buyer reasonable notice and opportunity to cure, and if Seller so cures, that if not reimbursed by Buyer within sixty (60) days after cure, that Buyer will assign Lease to Seller without further consideration in satisfaction of its obligations, subject to its reasonable rights to vacate Premises and remove its property and pay the promissory note referred to in
     Section 2(c).

               (ii) From and after Closing Date, it will assume Lease and all obligations thereunder, arising after Closing Date, and hold Seller harmless therefrom; and

             (iii) Buyer agrees that it will not bring onto the Premises any hazardous material other than lubricating oils, oil additives, plastics, rubber products, inventory, cleaning supplies and other materials in normal quantities ordinarily used or stored in the operation of its business, which include a tank farm previously disclosed, and that it will not permit any employee, agent, officer, or invitee of Tenant or any person occupying the Premises, or any portion thereof, by, through or under Buyer to bring any hazardous material onto Premises. Buyer hereby indemnifies Seller from and against any and all loss, cost, damage and expense arising from the introduction of any hazardous material on to the Premises from and after Closing Date, by Buyer or any employee, agent, officer, director, invitee of Buyer or any other person occupying the Premises, or any portion thereof, by, through or under Buyer.

          If Seller becomes aware of the presence or suspected presence of any hazardous material brought onto the Premises in violation of this paragraph, Seller may so notify the Buyer and request that Buyer institute remedial action. Buyer will, within ten (10) days of receipt of such notice, at its sole cost and expense, commence such action as is reasonably specified by Seller to remove all such hazardous material from the Premises and will diligently pursue such action to completion. Such work will be performed in accordance with all applicable laws, ordinances and regulations governing such work. If Buyer fails to undertake the work required by this paragraph, Seller may, at its option, to be exercised by notice to Buyer (i) undertake such work, in which event Buyer shall reimburse Seller for all costs and expenses, including the fees of attorneys, engineers and other consultants incurred by Seller in such work. However, Seller shall not be under any obligation to exercise either of the remedies specified in the preceding sentence, and the remedies provided in this paragraph shall not be considered exclusive or preclude any claim for damages or any other remedy which may be available under this Agreement or under law.

SECTION 14.    GENERAL CONTRACTUAL PROVISIONS.

     (A) HEADINGS. The headings, captions and arrangements used in this Contract or any related document are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Contract or other documents, nor affect the meaning thereof. Any references to "Articles" or "Sections" contained herein are, unless specifically indicated otherwise, references to articles and sections of this Contract. Any references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are incorporated by reference and made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit attached hereto, which is to be executed and delivered, contains blanks or signature lines, the same shall be completed correctly and in accordance with the terms and provisions contained in and as contemplated herein prior to or at the time of the execution and delivery thereof.

     (B) NUMBER AND GENDER OF WORDS. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include other genders where appropriate.

     (C) NOTICES. Whenever this Contract or any related document requires or permits any notice, consent, approval, request or demand from one party to the other, the notice, consent, approval, request or demand may be evidenced by a written memorandum and shall be deemed to have been delivered by envelope, addressed to the party to be notified at the last address designated by such party for the receipt of written notices, properly stamped or paid, sealed and deposited in the United States mail either as express, certified, registered or first-class mail, or otherwise properly deposited for transmittal by an overnight express delivery service.

     (D) SURVIVAL. All agreements, covenants, undertakings, representations and warranties made in this Contract or any related document shall survive the closing hereof, shall not be affected by any investigation or information obtained by any party, and shall continue in full force and effect for the entire term of the Contract and Lease, including option periods.

     (E) GOVERNING LAW. The Contract is being executed and delivered and is intended to be performed primarily in the State of Missouri, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of the Contract and any related documents, unless otherwise specified therein.

     (F) INVALID PROVISIONS. If any provision of this Contract or any related document is held to be illegal, invalid or unenforceable under present or future laws, effective during the term thereof, such provisions shall be fully severable; the appropriate document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of such document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and may be legal, valid and enforceable.

     (G) ATTORNEY'S FEES AND COSTS. In the event that any dispute arises between the parties hereto relating to the interpretation, enforcement or performance of this Contract, and any and all amendments thereto, and such matter is referred to an attorney for resolution, the prevailing party shall be entitled to collect from the losing party, any attorney's fees together with any costs and expenses in the event of litigation.

     (H) ENTIRETY AND AMENDMENTS. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings if any, relating to the subject matter hereof. This Contract may be amended only by an instrument in writing executed by duly authorized representatives of all parties; and this Contract may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     (I) MULTIPLE COUNTERPARTS. This Contract may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     (J) TIME. Time is of the essence in the performance of all obligations hereunder.

     (K) NO ASSIGNMENT. This Contract shall be binding upon and enure to the benefit of each party hereto, and its respective successors and assigns; provided, that no party may assign or otherwise transfer any rights, duties or obligations hereunder without the prior written consent of the parties, which consent may be withheld for any reason whatsoever.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date first above written.

                              SELLER:

                              FLEMING COMPANIES, INC.


                              By:
                                  --------------------------------------
                                  Gary Capshaw

                              BUYER:

                              AARON'S AUTOMOTIVE PRODUCTS, INC.


                              By:
                                  --------------------------------------
                                  Ken Bear
                                  Executive Vice-President

                       FIRST ADDENDUM TO LEASE PURCHASE AGREEMENT

     THIS AGREEMENT, made and entered into effective this 11th day of May, 1995, by and between FLEMING COMPANIES, INC. ("Seller"), and AARON'S AUTOMOTIVE PRODUCTS, INC. ("Buyer").

     WHEREAS, Buyer and Seller have entered into a certain Lease Purchase Agreement dated April 21, 1995 ("Lease Purchase Agreement"), and

     WHEREAS, pursuant to the provisions of Section 5, the transaction is to be closed subject to satisfaction of conditions precedent as of May 15, 1995, and

     WHEREAS, the parties have mutually agreed that the conditions precedent cannot be satisfied as of May 15, 1995, and desire to change the closing date to June 15, 1995.

     NOW THEREFORE, in mutual consideration of the foregoing and the respective covenants and agreements hereinafter contained and in the Lease Purchase Agreement, the parties hereby agree as follows:

     1. Section 5 CLOSING DATE AND PROCEDURES, is amended, to change the closing date from May 15, 1995 to June 15, 1995.

     2. In all other respects not herein above modified, the Lease Purchase Agreement remains in full force and effect, according to the original terms and conditions thereof.

     IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to Lease Purchase Agreement to be executed by their respective officers therein duly authorized, effective as of the date first written above.

                              SELLER:

                              FLEMING COMPANIES, INC.


                              By:
                                  --------------------------------------
                                  GARY CAPSHAW


                              BUYER:

                              AARON'S AUTOMOTIVE PRODUCTS, INC.


                              By:
                                  --------------------------------------
                                  KENNETH A. BEAR
                                  EXECUTIVE VICE-PRESIDENT

                   SECOND ADDENDUM TO LEASE PURCHASE AGREEMENT

     THIS AGREEMENT, made and entered into effective this 12th day of June, 1995, by and between FLEMING COMPANIES, INC. ("Seller"), and AARON'S AUTOMOTIVE PRODUCTS, INC. ("Buyer").

     WHEREAS, Buyer and Seller have entered into a certain Lease Purchase Agreement dated April 21, 1995 ("Lease Purchase Agreement"), and

     WHEREAS, pursuant to the provisions of Section 5, and First Addendum to Lease Purchase Agreement of May 11, 1995 the transaction is to be closed subject to satisfaction of conditions precedent as of June 15, 1995, and

     WHEREAS, the parties have mutually agreed that the conditions precedent cannot be satisfied as of June 15, 1995, and desire to change the closing date to June 22, 1995.

     NOW THEREFORE, in mutual consideration of the foregoing and the respective covenants and agreements hereinafter contained and in the Lease Purchase Agreement and the First Addendum dated May 11, 1995, the parties hereby agree as follows:

     1. Section 5 CLOSING DATE AND PROCEDURES, is amended, to change the closing date from June 15, 1995 to June 22, 1995.

     2. In all other respects not herein above modified, the Lease Purchase Agreement remains in full force and effect, according to the original terms and conditions thereof.

     IN WITNESS WHEREOF, the parries have hereunto caused this First Amendment to Lease Purchase Agreement to be executed by their respective officers therein duly authorized, effective as of the date first written above.

                              SELLER:

                              FLEMING COMPANIES, INC.



                              By:
                                  --------------------------------------
                                  E. STEPHEN DAVIS

                              BUYER:

                              AARON'S AUTOMOTIVE PRODUCTS, INC.



                              By:
                                  --------------------------------------
                                  KENNETH A. BEAR
                                  EXECUTIVE VICE PRESIDENT

                              THIRD AMENDMENT TO LEASE

     THIS LEASE AMENDMENT of this 24th day of July 1995, by and between FLEMING COMPANIES, INC. as assignee and successor to ARBA REALTY COMPANY, INC., a Delaware corporation, by reason of deed and assignment of lease recorded
June 23, 1995, at Book 1480 and Page 431-433, in the office of the Recorder of Deeds, Jasper County, Missouri (hereinafter referred to as the "Landlord"), and AARON'S AUTOMOTIVE PRODUCTS, INC., a Delaware corporation, having its principal offices at 2600 North Westgate, Springfield, Missouri 65803, as assignee and successor to FLEMING COMPANIES, INC., a corporation organized under the laws of the State of Kansas, having its office at 6301 Waterford Blvd., Oklahoma City, OK 73126 by reason of Assignment and Assumption Agreement and Reservation recorded June 23, 1995, at Book 1480 and Page 434 in the Office of the Recorder of Deeds for Jasper County, Missouri and Consent To Assignment dated June 22, 1995, copy attached hereto as Exhibit C, (hereinafter referred to as the "Tenant").

                           W I T N E S S E T H :

     WHEREAS, the Landlord and Tenant are parties to a Lease dated as of August 26, 1968, as amended by the First Amendment of Lease dated as of September 20, 1974, and as further amended by the Second Amendment of Lease dated as of November 10, 1974 (hereinafter referred to as the "Lease") wherein Landlord let to Tenant and Tenant hired from Landlord certain property, land and buildings) comprising it certain facility located on Davis Road in Joplin, Jasper County, Missouri, as more specifically described on Exhibit B attached hereto and made a part hereof; and

     WHEREAS, Landlord and Tenant are now desirous of amending certain provisions of the Lease as hereinafter set forth to increase the lead premises by an additional two (2) acres.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant hereby agree as follows:

     1. Supplementing the terms and provisions of the Lease and not in limitation thereof, effective as of the full execution of this Agreement by Landlord and Tenant, the attached New Exhibit A is added to Lease in lieu of the prior Exhibit A, as amended by First and Second Amendment, the purpose of said new Exhibit A, to increase the previously described Premises by an additional two (2) acres, said two (2) acres described in Exhibit D attached hereto. Said additional land dedicated to and governed by Lease, is to be without additional costs to Tenant, except for real property taxes and maintenance, as acquired by Lease. Tenant has agreed to pay for costs of survey of said additional two (2) acres, providing a copy of the survey to Landlord and bearing the costs of applicable subdivision approval and recording of this Third Amendment.

     2. Except as herein modified, all the terms, covenants and conditions of the existing Lease are hereby reaffirmed and shall remain in full force and effect.

     3. This Agreement shall be binding upon, and inure to the benefit of, the parties to it and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on their behalf the day and year first above written.

ATTEST:                           LANDLORD:
                                  FLEMING COMPANIES, INC.



-------------------------------   By: __________________________________
Secretary                             Name:
                                      Title:



ATTEST:                           TENANT:
                                  AARON'S AUTOMOTIVE PRODUCTS, INC.



-------------------------------   By: __________________________________
Secretary                             Name:
                                      Title:
















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